UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 437-6500

Not Applicable

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.05.	Costs Associated with Exit or Disposal Activities.

On August 2, 2022, Ampio Pharmaceuticals, Inc. (the “Company” or “Ampio”) committed to a reduction in force that will result in the termination by August 31, 2022 of 10 of the Company’s current 18 employees, or approximately 55.5%. As part of this reduction, four non-terminated employees have been offered conditional retention and severance arrangements with the Company pursuant to which it is expected that they will continue to provide services for a period ending December 31, 2022 in exchange for retention and severance payments should the full term of service be completed, during which time the Company and its Board of Directors (the “Board”) will continue to actively evaluate and monitor the Company’s near-term personnel needs based in part on the Company’s financial status and the Board’s review of strategic alternatives.

The Company’s decision to engage in this reduction results from the Board’s determination not to pursue the continued development of Ampion as part of its review of strategic alternatives. At this time, the Company is discontinuing development of Ampion for all indications and discontinuing most other development activities pending conclusion of the strategic alternatives process. The reduction in force is a measure to manage costs and conserve cash resources with the goal of maximizing the opportunities available to Ampio during the Board’s review of strategic alternatives.

The Company expects to record a charge of up to $425,000 in the third quarter of 2022 relating to the reduction in force for the employees being terminated by August 31, 2022. These charges are primarily one-time severance and termination benefits in cash. The Company also expects to record a charge of up to $355,000 beginning in the third quarter and continuing through the fourth quarter of 2022 relating to the retention and severance arrangements described above. The actual severance, termination and retention benefits to be paid will depend on the employees remaining employed at August 31, 2022 and December 31, 2022, respectively. The foregoing estimated amounts do not include any non-cash charges associated with stock-based compensation. The Company expects to recognize a stock-based compensation expense related to vested awards and does not anticipate modifying the affected employees’ stock awards to accelerate the vesting of such awards or to otherwise modify such awards in a manner that would result in such additional charges.

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Item 7.01.	Regulation FD Disclosure.

On August 3, 2022, Ampio issued a press release containing a letter to Ampio’s stockholders from Michael A. Martino, Chief Executive Officer, and Kevin Buchi, Chair of the Board. Within the stockholder letter, the independent special committee of the Board (the “Special Committee”) summarized the results of its previously announced internal investigations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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Item 8.01.	Other Events.

As the Company announced on May 16, 2022, the Special Committee has been conducting internal investigations focused primarily on (1) the statistical analysis of Ampio’s AP-013 clinical trial and (2) unauthorized provision of Ampion, an investigational drug that is not approved by the Food and Drug Administration (“FDA”), for use by individuals not participating in clinical trials (“unauthorized use”). These investigations are now completed and the investigations are summarized below.

Through outside counsel, the Special Committee has engaged in extensive fact finding, including interviewing numerous individuals and reviewing documents and emails relating to the AP-013 clinical trial. In connection with the unauthorized use investigation, the Special Committee also reviewed documents, conducted interviews, and reviewed other information regarding the provision and unauthorized use of Ampion. The Special Committee committed significant resources to these endeavors and did not impose material limitations on the investigations’ scope, timing, or access to information.

As it relates to the AP-013 clinical trial, the Special Committee’s primary findings include that certain former Ampio executive officers and senior staff were aware, at the time of the per-protocol interim analysis in March 2020, that the AP-013 trial did not demonstrate efficacy for Ampion on its co-primary endpoints of pain and function; and that these former Ampio executive officers and senior staff did not fully report the results of the AP-013 trial and the timing of unblinding of data from the AP-013 trial. The Special Committee has determined that the Company’s current executive officers were not made aware of the unblinding events in March 2020. Through counsel, the Company and the Special Committee have informed the Securities and Exchange Commission of the investigations. The Company and the Special Committee also have contacted the FDA regarding this investigation.

As it relates to the unauthorized use of Ampion, the Special Committee’s primary finding is that certain Ampio personnel, including a former executive officer and certain former directors, facilitated the provision of Ampion for unauthorized use. Ampio has worked to resolve this issue, including through the conduct of safety surveillance activities relating to the provision of Ampion for unauthorized use, implementation of appropriate mitigation measures (described below), and self-reporting to FDA. The results of the safety surveillance activities have not changed the Company’s view of the safety profile of Ampion. The Special Committee has determined that the Company’s current executive officers were not involved in the provision of Ampion for unauthorized use.

The Company has taken the following actions based in part upon the investigations and the findings of the Special Committee:

●	Terminated the employment of two executive officers;
●	Restructured the Board of Directors through resignation of certain directors;
●	Separated the role of Chair of the Board and Chief Executive Officer;
●	Re-constituted the Company’s Disclosure Committee with additional subject-matter experts;
●	Enhanced Company policies and procedures, including those related to inventory management and distribution; and
●	Conducted company-wide training regarding appropriate use of Ampion while in the clinical trial stage.

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Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Ampio Pharmaceuticals, Inc. press release, dated August 3, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Date: August 3, 2022	By:	/s/ Michael A. Martino
Name: Michael A. Martino
Title: Chief Executive Officer